Exhibit 5.2

Microsoft Corporation	Tel 425 882 8080
One Microsoft Way	Fax 425 706 7329
Redmond, WA 98052-6399	www.microsoft.com

November 4, 2026

Microsoft Corporation

One Microsoft Way

Redmond, Washington 98052-6399

To the Addressee Stated Above:

I am Deputy General Counsel and Corporate Secretary of Microsoft Corporation, a Washington corporation (the “Company”). I have acted in such capacity in connection with the Registration Statement on Form S-3 (File No. 333-283760) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, including the prospectus constituting a part thereof dated December 12, 2024 and the prospectus supplement dated October 29, 2026 to such prospectus (together, the “Prospectus”) filed with the Commission relating to the issuance by the Company of $1,000,000,000 aggregate principal amount of Floating Rate Notes due 2028, $2,000,000,000 aggregate principal amount of 4.850% Notes due 2028, $1,000,000,000 aggregate principal amount of Floating Rate Notes due 2029, $3,250,000,000 aggregate principal amount of 5.000% Notes due 2029, $3,250,000,000 aggregate principal amount of 5.200% Notes due 2031, $2,500,000,000 aggregate principal amount of 5.350% Notes due 2033, $4,000,000,000 aggregate principal amount of 5.550% Notes due 2036, $2,000,000,000 aggregate principal amount of 6.150% Notes due 2046, $4,000,000,000 aggregate principal amount of 6.250% Notes due 2056 and $2,000,000,000 aggregate principal amount of 6.350% Notes due 2066 (collectively, the “Notes”). The Notes have been issued under the Indenture, dated as of May 18, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Sixteenth Supplemental Indenture, dated as of November 4, 2026 (together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

Microsoft Corporation is an equal opportunity employer.	1

Microsoft Corporation	Tel 425 882 8080
One Microsoft Way	Fax 425 706 7329
Redmond, WA 98052-6399	www.microsoft.com

I have examined the Registration Statement and the Indenture. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. I also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Notes have been duly authorized and, when executed and delivered in accordance with the Indenture, will be duly executed and delivered by the Company in accordance with the law of the State of Washington.

The opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

I do not express any opinion herein concerning any law other than the law of the State of Washington.

I hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and the incorporation by reference of this opinion into the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus.

Microsoft Corporation is an equal opportunity employer.	2

Microsoft Corporation	Tel 425 882 8080
One Microsoft Way	Fax 425 706 7329
Redmond, WA 98052-6399	www.microsoft.com

Very truly yours,

/s/ Brian B. DeFoe
Brian B. DeFoe
Deputy General Counsel and Corporate Secretary

Microsoft Corporation is an equal opportunity employer.	3